Exhibit 10.9

North America Reseller Agreement Acknowledgment
North America Reseller Agreement Acknowledgment

XETA Technologies

Reseller Name

1814 West Tacoma

Address

Broken Arrow OK 74012			918-664-8200

City	State	Zip	Telephone	Fax
As of the 27th day of September, 2010 (“Effective Date”) the Reseller identified above (“Reseller”) hereby agrees to the terms and conditions (including those contained in any exhibits thereto) of the ShoreTel, Inc. (“ShoreTel”) North America Reseller Agreement (“Reseller Agreement”) posted at http://partners.shoretel.com/manage/.
Reseller agrees that ShoreTel may amend the terms and conditions of the Reseller Agreement from time to time and that the terms and conditions applicable to Reseller and its relationship with ShoreTel and any purchase orders placed by Reseller at any given time will be those in effect on the web page at such time.
Reseller agrees that Exhibit A hereto shall be incorporated into and made part of the Reseller Agreement.
Reseller further agrees that by executing this Acknowledgment any existing reseller contracts between ShoreTel and Reseller are terminated and that this Reseller Agreement supersedes all previous reseller contracts between ShoreTel and Reseller.
Reseller certifies that it has read and agreed to the provisions set forth in this Acknowledgment and to the terms and conditions posted at http://partners.shoretel.com/manage/ and the undersigned is duly authorized to sign this Acknowledgment.
Reseller Acknowledgement of Agreement

Reseller:	XETA Technologies

Signature:	/s/ Robert B. Wagner
Print Name:	Robert B. Wagner
Title:	Chief Financial Officer
Date:	September 27, 2010
Effective 10/01/2008 -Confidential and Proprietary-